Exhibit 3(ii)

MEDIA GENERAL, INC.

By-laws

Amended and Restated as of September 25, 2008

INDEX

Article I.	Meetings of Stockholders	1
	1. Place of Meetings	1
	2. Annual Meetings	1
	3. Special Meetings	1
	4. Notice of Meetings	1
	5. Quorum	1
	6. Voting	1
	7. Advance Notice Provisions for Election of Directors	1
	8. Advance Notice Provisions for Business to be Transacted at Annual Meeting	3
Article II.	Directors	4
	1. General Powers	4
	2. Number, Election, Term and Qualification	4
	3. Vacancies	5
	4. Removal	5
	5. Compensation	5
	6. Advisory Directors	5
Article III.	Directors’ Meetings	5
	1. Annual Meeting	5
	2. Regular Meetings	5
	3. Special Meetings	5
	4. Notice	5
	5. Quorum	5
	6. Waiver of Notice	6
	7. Action Without a Meeting	6
Article IV.	Directors’ Committees	6
	1. Executive Committee	6
	2. Other Committees	6
Article V.	Officers; Chairman and Vice Chairmen of the Board; Chairman of the Executive Committee	6
	1. Officers	6
	2. Election, Term	6
	3. Removal	7
	4. Duties of Chairman of the Board	7
	5. Duties of Chairman of the Executive Committee	7
	6. Duties of Vice Chairmen of the Board	7
	7. Duties of President	7
	8. Duties of Vice Presidents	7
	9. Duties of General Counsel	7
	10. Duties of Secretary	7
	11. Duties of Treasurer	8
	12. Duties of Controller	8
	13. Duties of Assistant Secretaries	8
	14. Duties of Assistant Treasurers	8
	15. Duties of Assistant Controllers	8
	16. Compensation	8
	17. Bonds	8
Article VI.	Certificates of Stock	8
	1. Form	8
	2. Transfer Agents and Registrars	8
	3. Lost, Destroyed and Mutilated Certificates	9
	4. Transfer of Stock	9
	5. Closing of Transfer Books and Fixing Record Date	9

Article VII.	Voting of Stock Held	9
Article VIII.	Limitation of Liability	9
Article IX.	Miscellaneous	9
	1. Checks, Notes, Etc.	9
	2. Fiscal Year	10
	3. Corporate Seal	10
Article X.	Amendments	10
	1. New By-laws and Alterations	10
	2. Legislative Amendments	10

Article I — Meetings of Stockholders

Section 1. Place of Meetings — Meetings of Stockholders shall be held at the principal office of the Corporation in Richmond, Virginia or at such other place, either within or without the Commonwealth of Virginia, as from time to time may be fixed by the Board of Directors.

Section 2. Annual Meetings — The Annual Meetings of Stockholders shall be held during the Corporation’s second fiscal quarter on a date fixed by the Board of Directors.

Section 3. Special Meetings — Special meetings of the Stockholders may be called by the Chairman of the Board, a Vice Chairman, the Board of Directors, or in such other manner as is required by law.

Section 4. Notice of Meetings — Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting (except as a different time is specified in these By-laws or by the laws of Virginia) either personally or by mail, by or at the direction of the Chairman of the Board, a Vice Chairman, the Secretary, or the Officer or persons calling the meeting, to each Stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Notice of a Stockholders’ meeting to act on an amendment of the Articles of Incorporation, on a plan of merger or exchange of shares, on a sale of all or substantially all of the assets of the Corporation, or the dissolution of the Corporation shall be given, in the manner provided above, not less than twenty-five nor more than sixty days before the date of the meeting. Any such notice shall be accompanied by such additional documents as may be required by law.

Section 5. Quorum — A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Stockholders; provided however, that when any specified action is required to be voted upon by a class of stock voting as a class, holders of a majority of the shares of such class shall constitute a quorum for the transaction of such specified action. If a quorum is present, action on a matter is approved if the votes cast in favor of the action exceeds the votes cast opposing the action, except when a larger vote or a vote by class is required by the laws of the Commonwealth of Virginia and except that in elections of Directors those receiving the greatest number of votes shall be deemed elected even though not receiving a majority. Less than a quorum may adjourn, without notice other than by announcement at the meeting, until a quorum shall attend.

Section 6. Voting — Each holder of shares of a class entitled to vote on a matter coming before a meeting of Stockholders shall be entitled to one vote for each share he or she holds.

A Stockholder may vote either in person or by proxy executed by the Stockholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy.

Section 7. Advance Notice Provisions for Election of Directors — Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Corporation. Nominations of persons for election to the Board of Directors as Class A or Class B Directors may be made at any Annual Meeting of Stockholders, or at any special meeting of Stockholders called for the purpose of electing Directors, (a) by or at the direction of the Board of Directors or (b) by any Stockholder of the Corporation (i) who is a Stockholder of record of the Class in respect of which such nomination is made, and is entitled to vote shares of such class, on the date of the giving of the notice provided for in this Section 7 and on the record date for the determination of Stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 7.

In addition to any other applicable requirements, for a nomination to be made by a Stockholder such Stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a Stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an Annual Meeting, not less than 90 days nor more than 120 days prior to the date of the Annual Meeting,; and (b) in the case of a special meeting of Stockholders called for the purpose of electing Directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a Stockholder’s notice to the Secretary must set forth (a) as to each person whom the Stockholder proposes to nominate for election as a Director (i) the name, age, business address and residence address of the person, (ii) the employer and principal occupation of the person, (iii) a biographical profile of the person, including educational background and business and professional experience, (iv) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (v) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of Directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is proposed to be made (i) the name and address of such Stockholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of each Associated Person (as defined below) referred to in clause (iii), (ii) the employer and principal occupation of such Stockholder, of such beneficial owner, if any, and of each Associated Person referred to in clause (iii), (iii) (A) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially, or of record, by such Stockholder, by such beneficial owner, if any, or by any Associated Person of such Stockholder or beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Corporation or with a value derived in whole or in part from the value of any shares of capital stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock the Corporation (each of the foregoing, a “Derivative Instrument”), in each case that is, directly or indirectly, owned beneficially by such Stockholder, by such beneficial owner, if any, or by any Associated Person of such Stockholder or beneficial owner, (C) any short interest in any shares of capital stock of the Corporation held by such Stockholder, by such beneficial owner, if any, or any Associated Person of such Stockholder or beneficial owner (for purposes of this By-law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (D) any rights to dividends on the shares of capital stock of the Corporation owned beneficially by such stockholder, by such beneficial owner, if any, or by any Associated Person of such Stockholder or beneficial owner, in each case that are separated or separable from the underlying shares of capital stock of the Corporation, (E) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company in which such Stockholder, such beneficial owner if any, or any Associated Person of such Stockholder or beneficial owner is a general partner or manager or, directly or indirectly, beneficially owns an interest, and (F) any performance related fees (other than an asset-based fee) that such Stockholder, such beneficial owner, if any, or any Associated Person of such Stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of capital stock of the Corporation or Derivative Instruments, (iv) a description of all arrangements or understandings between such Stockholder, beneficial owner, if any, or any Associated Person of such Stockholder or beneficial owner, on the one hand, and each proposed nominee and any other person or persons (including their names), on the other hand, relating to the Company or any of the shares of its capital stock, including any arrangements or understandings pursuant to which the nomination (s) are to be made by such Stockholder or beneficial owner, (v) a representation that such Stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons named as nominees in the notice, and (vi) any other information relating to such Stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a Director if elected. Any such notice shall be supplemented not later than 5 business days after the record date for applicable meeting to disclose the information referred to in clause (b) as of the record date.

No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 7. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective, and such defective nomination shall be disregarded.

An “Associated Person” of any Stockholder or beneficial owner means (i) any affiliate or person acting in concert with such Stockholder or beneficial owner and (ii) and each director, officer, employee, general partner, manager of such Stockholder or beneficial owner or any such affiliate or person with which such Stockholder or beneficial owner is acting in concert.

Section 8. Advance Notice Provisions for Business to be Transacted at Annual Meeting — No business may be transacted at an Annual Meeting of Stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the Annual Meeting by any Stockholder of the Corporation (i) who is a Stockholder of record of any class entitled to vote on such business on the date of the giving of the notice provided for in this Section 8 and on the record date for the determination of Stockholders entitled to vote at such Annual Meeting and (ii) who complies with the notice procedures set forth in this Section 8.

In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a Stockholder, such Stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a Stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the date of the Annual Meeting.

To be in proper written form a Stockholder’s notice to the Secretary must set forth as to each matter such Stockholder proposes to bring before the Annual Meeting (A) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, and (B) as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the business is proposed to be brought (i) the name and address of such Stockholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of each Associated Person referred to in clause (iii), (ii) the employer and principal occupation of such Stockholder, of such beneficial owner, if any, and of each Associated Person referred to in clause (iii), (iii) (A) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially, or of record, by such Stockholder, by such beneficial owner, if any, or by any Associated Person of such Stockholder or beneficial owner, (B) any Derivative Instrument that is, directly or indirectly, owned beneficially by such Stockholder, by such beneficial owner, if any, or by any Associated Person of such Stockholder or beneficial owner, (C) any short interest in any shares of capital stock of the Corporation held by such Stockholder, by such beneficial owner, if any, or any Associated Person of such Stockholder or beneficial owner (for purposes of this By-law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (D) any rights to dividends on the shares of capital stock of the Corporation owned beneficially by such stockholder, by such beneficial owner, if any, or by any Associated Person of such Stockholder or beneficial owner, in each case that are separated or separable from the underlying shares of capital stock of the Corporation, (E) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company in which such Stockholder, such beneficial owner if any, or any Associated Person of such Stockholder or beneficial owner is a general partner or manager or, directly or indirectly, beneficially owns an interest, and (F) any performance related fees (other than an asset-based fee) that such Stockholder, such beneficial owner, if any, or any Associated Person of such Stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of capital stock of the Corporation or Derivative Instruments, (iv) a description of all arrangements or understandings between such Stockholder, beneficial owner, if any, or any Associated Person of such Stockholder or beneficial owner, on the one hand, and any person or persons (including their names), on the other hand, in connection with the proposal of such business by such Stockholder and any material interest of such Stockholder, beneficial owner or any Associated Person of such Stockholder or beneficial owner in such business, (v) a representation that such Stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting, and (vi) any other information relating to such Stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for such business in a contested solicitation pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Any such notice shall be supplemented not later than 5 business days after the record date for applicable meeting to disclose the information referred to in clause (b) as of the record date.

No business shall be conducted at the Annual Meeting of Stockholders except business brought before the Annual Meeting in accordance with the procedures set forth in this Section 8; provided, however, that once business has been properly brought before the Annual Meeting in accordance with such procedures, nothing in this Section 8 shall be deemed to preclude discussion by any Stockholder of any such business. If the Chairman of an Annual Meeting determines that business was not properly brought before the Annual Meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting, and such business shall not be transacted.

Article II — Directors

Section 1. General Powers — All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, subject to any requirement of Stockholder action.

Section 2. Number, Election, Term and Qualification — The number of Directors of the Corporation shall be fixed by the Shareholders or by the Board of Directors, but shall not be fewer than eight nor more than twelve. For the purpose of election of Directors only, the Directors shall be divided into two classes; the Directors whom the holders of Class A Common Stock are entitled to elect shall be designated Class A Directors, and the Directors whom the holders of Class B Stock are entitled to elect shall be designated Class B Directors. Directors shall, except as provided in Section 3 of this Article II, be elected by the classes of shares entitled to elect them, at each Annual Meeting of Stockholders, to hold office until the next Annual Meeting of Stockholders or until their death, resignation, retirement, removal or disqualification. Directors need not be residents of the Commonwealth of Virginia or Stockholders of the Corporation. Except for a Director who may be or has been an Officer of the Company, all Directors shall be under the age of 73 years, provided however, that a Director serving at the time he reaches such age shall be permitted to complete his term of office but shall not thereafter be eligible for reelection, and provided further, that this sentence shall not apply to any Director in office as of November 24, 1977.

Section 3. Vacancies — Except as limited by law and except as otherwise provided in the Articles of Incorporation, any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors.

Section 4. Removal — At a meeting called expressly for that purpose, any Director may be removed from office, with or without cause, by a vote of the Stockholders holding a majority of the shares of the class of stock which elected such Director. If any Directors are so removed, new Directors may be elected at the same meeting.

Section 5. Compensation — The Board of Directors may compensate Directors for their services as such and may provide for the payment of all expenses incurred by Directors in attending regular and special meetings of the Board of Directors.

Section 6. Advisory Directors — The Directors may, from time to time, by a majority vote of all Directors, elect one or more persons to serve as advisory directors for such term(s) as the Directors by resolution shall establish or until such advisory director’s death, resignation, retirement, disqualification or removal. Advisory directors shall not be Directors of the Corporation and shall have no rights, privileges or powers of Directors other than those specifically provided herein or as may be specifically assigned to them by the Directors. Advisory directors shall attend meetings of the Directors and meetings of any committees of the Directors to which they may be appointed. Advisory directors shall not be entitled to vote on any business coming before the Directors or any Committee thereof and shall not be counted for the purpose of determining the number of Directors necessary to constitute a quorum, for the purpose of determining whether a quorum is present or for any other purpose whatsoever. Any or all advisory directors may be removed at any time with or without cause by vote of the shareholders or by action of the Directors. The termination of any person’s relationship with the Corporation as an advisory director shall not be deemed to create a vacancy in the position of advisory director.

Article III — Directors’ Meetings

Section 1. Annual Meeting — The Annual Meeting of the Board of Directors (which meeting shall be considered a regular meeting for the purposes of notice) shall be held on the same day as the Annual Meeting of Stockholders for the purpose of electing Officers, unless the Board shall determine otherwise, and carrying on such other business as properly may come before such meeting.

Section 2. Regular Meetings — Regular meetings of the Board of Directors shall be held for the purpose of carrying on such business as may properly come before the meeting at such times and at such places, within or without the Commonwealth of Virginia, as may be designated by the Chairman and specified in the notice of the meeting. Furthermore, regular meetings of the Board of Directors shall be held immediately following each special meeting of Stockholders to act upon any matter considered by the Stockholders and to consider such other business as may properly come before the meeting. Any such meeting shall be held at the place where the Stockholders’ meeting was held.

Section 3. Special Meetings — Special meetings of the Board of Directors shall be held on the call of the Chairman of the Board, a Vice Chairman, or any four members of the Board of Directors, at the principal office of the Corporation or at such other place as the Chairman may direct.

Section 4. Notice — Notice of regular and special meetings of the Board of Directors shall be mailed to each Director at least two (2) days, or telegraphed or e-mailed at least twenty-four (24) hours, prior to the time of the meeting. Notice of a special meeting must set forth the purpose for which the meeting is called.

Section 5. Quorum — A majority of the Directors shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 6. Waiver of Notice — Notwithstanding any other provisions of these By-laws, whenever notice of any meeting for any purpose is required to be given to any Director a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be the equivalent to the giving of such notice.

A Director who attends a meeting shall be deemed to have had timely and proper notice thereof unless he attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 7. Action Without A Meeting — Any action which is required to be taken at a meeting of the Directors or by a Directors’ Committee may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by all of the Directors or all of the members of the Committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote.

Article IV — Directors’ Committees

Section 1. Executive Committee — The Board of Directors, by a resolution adopted by a majority of the number of Directors, may designate no less than four (4) nor more than six (6) Directors, including the Chairman of the Board, the Chairman of the Executive Committee and any Vice Chairman, to constitute an Executive Committee. Members of the Executive Committee shall serve until removed, until their successors are designated or until the Executive Committee is dissolved by the Board of Directors. All vacancies which may occur in the Executive Committee shall be filled by the Board of Directors. The Executive Committee, when the Board of Directors is not in session, may exercise all of the powers of the Board of Directors except as limited by law, and may authorize the seal of the Corporation to be affixed as required. Regular meetings of the Executive Committee shall be held on such days and at such time and at such place, within or without the Commonwealth of Virginia, as may be designated by the Chairman of the Board or Chairman of the Executive Committee and specified in the notice of the meeting. The Special Meetings, Quorum, Waiver of Notice, and Action Without A Meeting provisions applicable to meetings of the Board of Directors set forth in Article III, Sections 3, 5, 6, and 7, respectively, shall apply to meetings of the Executive Committee as well, with all references therein to Directors to refer to the members of the Executive Committee and all references therein to the Board of Directors to refer to the Executive Committee. Notice of regular and special Executive Committee meetings of the Board of Directors shall be telephoned or otherwise given to each member thereof at least twenty-four (24) hours prior to the time of the meeting. Notice of a special meeting must set forth the purpose for which the meeting is called.

Section 2. Other Committees — Other Committees with limited authority may be designated by a resolution adopted by a majority of the full number of Directors.

Article V — Officers; Chairman and Vice Chairman of the Board; Chairman of the Executive Committee

Section 1. Officers — The Officers of the Corporation shall be a President, one or more Vice Presidents (any one or more of whom may be designated as an Executive Vice President or a Senior Vice President), a General Counsel, a Secretary, a Treasurer, a Controller and, in the discretion of the Board of Directors, one or more Assistant Secretaries, Assistant Treasurers and Assistant Controllers. The Chairman of the Board, the Chairman of the Executive Committee and any Vice Chairmen of the Board may, but need not be, Officers of the Corporation.

Section 2. Election, Term — Officers shall be elected at the regular Annual Meeting of the Board of Directors or at such other time as the Board of Directors may determine and shall hold office, unless removed, until the next Annual Meeting of the Board of Directors and until their successors are elected and qualified. The Chairman of the Board, the Chairman of the Executive Committee

and any Vice Chairmen of the Board shall be elected at the regular Annual Meeting of the Board of Directors or at such other time as the Board of Directors may determine and shall hold office, unless removed, until the next Annual Meeting of the Board of Directors and until their successors are elected and qualified. The Chairman of the Board, the Chairman of the Executive Committee and any Vice Chairmen of the Board shall be chosen from the members of the Board of Directors.

Section 3. Removal— Any Officer may be removed with or without cause at any time by the Board of Directors at any duly called meeting. The Chairman of the Board, the Chairman of the Executive Committee and any Vice Chairmen of the Board may be removed from such office with or without cause at any time by the Board of Directors at any duly called meeting.

Section 4. Duties of Chairman of the Board — The Chairman of the Board shall be a member of the Executive Committee and, in the absence or incapacity of the President or vacancy in the office of President, shall perform the duties of that office until the Board of Directors shall otherwise determine. He shall preside at all meetings of the Stockholders and Directors, and shall see that all the orders and resolutions of the Board of Directors are carried into effect, subject, however, to the rights of the Directors to delegate any specific powers. He shall, in addition, have such powers and duties as may be specifically assigned to him by the Board of Directors.

Section 5. Duties of Chairman of the Executive Committee — The Chairman of the Executive Committee shall be a member of the Executive Committee, and shall preside at all meetings of the Executive Committee and shall see that all orders and resolutions of the Executive Committee are carried into effect, subject, however, to the rights of the Executive Committee to delegate any specific powers. He shall, in addition, have such powers and duties as may be specifically assigned to him by the Board of Directors.

Section 6. Duties of Vice Chairmen of the Board — Subject to the control of the Board of Directors and the Chairman of the Board and to the provisions of the Articles of Incorporation and By-laws, the Vice Chairmen shall severally perform such duties as may, from time to time, be assigned to each by the Chairman of the Board or the Board of Directors.

Section 7. Duties of President — Subject to the control of the Board of Directors and the Chairman of the Board and to the provisions of the Articles of Incorporation and By-laws, the President shall perform such duties as may, from time to time, be assigned to him by the Chairman of the Board or the Board of Directors.

Section 8. Duties of Vice Presidents — The Vice Presidents shall severally perform such duties as may, from time to time, be assigned to each by the Chairman of the Board, the Vice Chairmen, the President or the Board of Directors.

Section 9. Duties of General Counsel — The General Counsel shall be the chief legal officer of the Corporation. He shall, with the help of those whom he may employ (including any firm of which he may be a member) supervise the handling of all claims made by or against the Corporation, the filing of such statements, reports or other documents as may be required by state and federal agencies controlling corporations and their securities, render legal advice to the Officers and Directors and generally manage all matters of a legal nature for the Corporation.

Section 10. Duties of Secretary — The Secretary shall keep a record in proper books for the purpose of all meetings and proceedings of the Board of Directors and of the Executive Committee and also the minutes of the Stockholders’ meetings, and record all the votes of the Corporation. He shall attend to the giving and serving of all notices of the Corporation and shall notify the Directors and Stockholders of their respective meetings. He shall have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed to all documents which are authorized to be executed on behalf of the Corporation under its corporate seal. He shall have custody of all deeds, leases, and contracts and shall have charge of the books, records and papers of the Corporation relating to its organization and management. In addition, he shall perform such other duties as may from time to time be delegated to him by the Chairman of the Board, the Vice Chairmen, the President or the Board of Directors.

Section 11. Duties of Treasurer — The Treasurer shall have custody of all the funds and securities of the Corporation and shall dispose of the same as provided in these By-laws, or as directed by the Board of Directors or the Executive Committee, if created. He shall have the care and custody of all securities, books of account, documents and papers of the Corporation except such as are kept by the Secretary. He shall keep regular and full accounts showing his receipts and disbursements. He shall at all times submit to the Board of Directors such statements as to the financial condition of this Corporation as they may require and shall perform such other duties as may from time to time be delegated to him by the Chairman of the Board, the Vice Chairmen, the President or the Board of Directors.

Section 12. Duties of Controller — The Controller shall be responsible for all accounting, budgeting, and internal auditing functions of the Corporation, subject to the direction of the Chairman of the Board, the Vice Chairmen, the President, the Vice President designated as Principal Accounting Officer, or the Board of Directors. In addition, he shall perform such other duties as may from time to time be delegated to him by the Chairman of the Board, the Vice Chairmen, the President or the Board of Directors.

Section 13. Duties of Assistant Secretaries — The Assistant Secretaries shall, jointly or severally, in the absence or incapacity of the Secretary or vacancy in the office of Secretary, perform the duties of the Secretary. They shall also perform such other duties as may from time to time be delegated to them by the Chairman of the Board, the Vice Chairmen, the President, the Board of Directors or the Secretary.

Section 14. Duties of Assistant Treasurers — The Assistant Treasurers shall, jointly and severally, in the absence or incapacity of the Treasurer or vacancy in the office of Treasurer, perform the duties of the Treasurer. They shall also perform such other duties as may from time to time be delegated to them by the Chairman of the Board, the Vice Chairmen, the President, the Board of Directors or the Treasurer.

Section 15. Duties of Assistant Controllers — The Assistant Controllers shall, jointly and severally, in the absence or incapacity of the Controller or vacancy in the office of Controller, perform the duties of the Controller, and shall in general assist the Controller in the performance of his duties. They shall also perform such other duties as may from time to time be delegated to them by the Chairman of the Board, the Vice Chairmen, the President, the Board of Directors or the Controller.

Section 16. Compensation — The Board of Directors shall fix the compensation of all of the Officers of the Corporation and the Chairman of the Board, the Chairman of the Executive Committee and any Vice Chairmen of the Board.

Section 17. Bonds — The Board of Directors may by resolution require that any or all Officers, agents and employees of the Corporation give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and comply with such other conditions as may from time to time be required by the Board of Directors.

Article VI — Certificates of Stock

Section 1. Form — Certificates representing shares of the capital stock of the Corporation shall be in such form as is permitted by law and prescribed by the Board of Directors and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary or any other Officer authorized by a resolution of the Board of Directors. They may, but need not, be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the Officers upon such certificates may be facsimiles if the certificate is countersigned by a Transfer Agent or registered by a Registrar other than the Corporation itself or an employee of the Corporation.

In case any Officer who has signed or whose facsimile signature has been placed upon a stock certificate shall have ceased to be such Officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such Officer at the date of its issue.

Section 2. Transfer Agents and Registrars — Transfer Agents and/or Registrars for the stock of the Corporation may be appointed by the Board of Directors and may be required to countersign stock certificates.

Section 3. Lost, Destroyed and Mutilated Certificates — Holders of the stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may in its discretion, or any Officer of the Corporation appointed by the Board of Directors for that purpose may in his discretion, cause one or more new certificates for the same number of shares in the aggregate to be issued to such Stockholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

Section 4. Transfer of Stock — The stock of the Corporation shall be transferable or assignable only on the books of the Corporation by the holders in person or by attorney on surrender of the certificates for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation.

Section 5. Closing of Transfer Books and Fixing Record Date — For the purposes of determining Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of Stockholders for any other proper purpose, the Board of Directors of this Corporation may fix in advance a date as the record date for any such determination of Stockholders, such date in any case to be not more than seventy days prior to the date on which the particular action requiring such determination of Stockholders is to be taken. If no record date is fixed for the determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders, or Stockholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Stockholders. When a determination of Stockholders has been made as provided in this section with respect to any meeting, such determination shall apply to any adjournment thereof.

Article VII — Voting of Stock Held

Unless otherwise provided by the vote of the Board of Directors, the Chairman of the Board, a Vice Chairman, the President, or the Secretary may from time to time appoint an attorney or attorneys or agent or agents of this Corporation to cast the votes which this Corporation may be entitled to cast as a Stockholder or otherwise in any other corporation, any of whose stock or securities may be held by this Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any other such corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of this Corporation such written proxies, consents, waivers or other instruments as he may deem necessary or proper in the premises; or the Chairman of the Board, a Vice Chairman, the President, or the Secretary may himself attend any meeting of the holders of stock or other securities of such other corporation and thereat vote or exercise any powers of this Corporation as the holder of such stock or other securities of such other corporation.

Article VIII — Limitation of Liability

No Director or Officer of the Corporation shall be liable to the Company or to its stockholders for monetary damages to the full extent that the Virginia Stock Corporation Act, as amended from time to time, permits the elimination of, or limitation on, such liability.

Article IX — Miscellaneous

Section 1. Checks, Notes, Etc. — All checks and drafts on the Corporation’s bank accounts and all bills of exchange, promissory notes, acceptances and other instruments of a similar character shall be signed by such Officer or Officers or agent or agents of the Corporation as shall be thereunto authorized from time to time by the Board of Directors.

Section 2. Fiscal Year — The fiscal year of the Corporation shall be determined in the discretion of the Board of Directors, but in the absence of any such determination it shall be the calendar year.

Section 3. Corporate Seal — The Corporate Seal shall be circular and shall have inscribed thereon, within and around the circumference, the words “Media General, Inc., Richmond, VA.” In the center shall be the word “Seal.”

Article X — Amendments

Section 1. New By-laws and Alterations — These By-laws may be amended or repealed and new By-laws may be made at any regular or special meeting of the Board of Directors by a majority of the Board. However, By-laws made by the Board of Directors may be repealed or changed and new By-laws may be made by the Stockholders and the Stockholders may prescribe that any By-law made by them shall not be altered, amended, or repealed by the Directors.

Section 2. Legislative Amendments — In event any portion of these By-laws is subsequently altered by act of the General Assembly of Virginia those portions thereof which are not affected by such legislation shall remain in full force and effect until and unless altered or repealed in accordance with the other terms hereof.